Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

January 9, 2017

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 5,750,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-215400) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 3, 2017 and the related prospectus contained in the Registration Statement, as supplemented by the final prospectus supplement, dated January 3, 2017 and filed with the SEC pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”). The Shares are to be sold by the Company as described in the Prospectus and pursuant to the underwriting agreement, dated January 3, 2017, by and between the Company and J. P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, the Prospectus, the Underwriting Agreement, all relevant resolutions adopted by the Company’s Board of Directors (and the Pricing Committee thereof), and other records, certificates and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Prospectus and the Underwriting Agreement and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly provided herein, and no opinion is expressed or implied with respect to the laws of other jurisdictions or any other laws of the State of Delaware or any legal matters not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP